UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAPTOR PHARMACEUTICAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0883978
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Hamilton Landing, Suite 100
Novato, CA 94949
(Address of Principal Executive Offices including Zip Code)

RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Julie Anne Smith
President and Chief Executive Officer
Raptor Pharmaceutical Corp.
7 Hamilton Landing, Suite 100
Novato, California 94949
(415) 408-6200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Charles K. Ruck, Esq.
Kathleen M. Wells, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,456,620	$12.47	$43,104,051	$5,008.70

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act for the shares registered hereunder (based on the average of the high ($12.70) and low ($12.23) prices for the Registrant’s common stock reported by The NASDAQ Global Market on June 2, 2015).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are granted and/or exercised.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,456,620 shares of the Registrant’s common stock reserved for issuance under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, as amended, for which a Registration Statement of the Registrant on Form S-8 relating to such employee benefit plan is effective (File No. 333-166813, File No. 333-173719 and File No. 333-190806) in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference of Contents of Registration Statement on Form S-8

The contents of the Registration Statements on Form S-8 (File No. 333-166813, File No. 333-173719 and File No. 333-190806), filed with the Commission on May 14, 2010, April 26, 2011, and August 23, 2013 are incorporated by reference herein, except as updated herein.

Item 3.	Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 2, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 7, 2015;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2015 (except with respect Item 7.01 and Exhibit 99.1 furnished under Item 9.01), February 13, 2015, April 3, 2015, May 18, 2015 and May 20, 2015; and

(d)	The description of the Registrant’s common stock contained in the Registration Statement on Form 10-SB filed with the Commission on March 17, 1999 (File No. 000-25571), as amended by the Registration Statement on Form 10-SB/A filed on August 19, 1999 (File No. 000-25571), which description was updated by the Joint Proxy Statement on Form S-4 filed with the Commission on August 19, 2009 (File No. 333-161424), including any other amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See Index to Exhibits included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on this 9th day of June, 2015.

Raptor Pharmaceutical Corp.

By:	/s/ Julie Anne Smith
Julie Anne Smith
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Julie Anne Smith and Michael P. Smith, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President, Chief Executive Officer and
Director
/s/ Julie Anne Smith	(Principal Executive Officer)	June 9, 2015
Julie Anne Smith

Chief Financial Officer
(Principal Financial and Principal
/s/ Michael P. Smith	Accounting Officer)	June 9, 2015
Michael P. Smith

/s/ Llew Keltner	Chairman and Director	June 9, 2015
Llew Keltner, M.D., Ph.D.

/s/ Raymond W. Anderson	Director	June 9, 2015
Raymond W. Anderson

/s/ Suzanne L. Bruhn	Director	June 9, 2015
Suzanne L. Bruhn, Ph.D.

/s/ Richard L. Franklin	Director	June 9, 2015
Richard L. Franklin, M.D., Ph.D.

/s/ Georges Gemayel	Director	June 9, 2015
Georges Gemayel, Ph.D.

/s/ Gregg Lapointe	Director	June 9, 2015
Gregg Lapointe

/s/ Christopher M. Starr	Director	June 9, 2015
Christopher M. Starr, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Specimen common stock certificate of the Registrant (incorporated by reference to Exhibit 4.7 to the Registrant’s Current Report on Form 8-K/A filed with the Commission on October 7, 2009).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3	Consent of Burr Pilger Mayer, Inc., former independent registered public accounting firm.

24.1	Power of attorney (included in the signature page to this Registration Statement).

99.1
Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Appendix A  to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 5, 2010).

99.2
Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.15 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 26, 2011).

99.3
Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2013).

99.4
Amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26, 2015).